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                                                                EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Form S-3 of our report dated November 14, 1995 appearing on page F-2 of Buffton Corporation's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


/s/ Price Waterhouse LLP

Fort Worth, Texas
January 15, 1996



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